Exhibit 10.1

Consultant Agreement

This Consulting Agreement is made and dated as of November 30, 2015 ["Agreement"] by and between ABCO Energy Inc., whose address is 2100 North Wilmot, # 211, Tucson, AZ 85712 referred to as "Company", and TEN Associates LLC, whose address is 10142 North Palisades Blvd., Fountain Hills, AZ 85268 referred to as "Consultant."

RECITALS

WHEREAS, Company desires to retain Consultant to provide advice relative to corporate and business services for a period of twelve months from the date of this Agreement; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, Consultant has agreed to perform consulting work for the Company in providing general corporate and business consulting services and other related activities as directed by the Company;

NOW, THEREFORE, the parties hereby agree as follows:

1.0 Consultant's Services. The Company hereby retains the Consultant to perform the services in accordance with the terms and conditions set forth in this agreement: The consultant will consult with the officers of the company concerning matters relating to the business of the Company.

2.0 Consideration. Company shall initially pay Consultant ["Fee Shares"] 1,000,000 shares of S-1 stock within five [5] business days from the date that this Agreement is signed by both parties. Thereafter, upon the last to occur of [i] the effectiveness of Form S-8 Registration Statement to be filed with the SEC in connection with additional shares to be issued  under  this Agreement and [ii] shareholder approval  of the Agreement [collectively, the "S-8 Issue Date"] Consultant will receive 1,000,000 shares of S-8 stock and shall receive another 1,000,000 shares each on a date which is 60 and 120 days from the S-8 Issue Date, respectively, for a total of 3,000,000 shares of S-8 stock and 1,000,000 shares of S-1 shares for twelve months in lieu of monetary compensation and Company agrees all shares shall be deemed to have fully been earned by Consultant as of the date of issue under the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Consultant agrees that it will not become the owner of record of more than 9.9999 % of the outstanding shares of any class of the Company's outstanding securities. The Company shall be the sole judge of whether Consultant is or is not an affiliate of the Company.

3.0 Piggyback Registration Rights. If [i] any at any time the Fee Shares become restricted securities and [ii] the Company proposes to register any equity securities under the Act, whether for its own account and for the account of other security holders [SS"] in the same filing, or on behalf of SS only, on each such occasion, the Company will give written notice to Consultant, no less than fifteen (15) business days prior to the anticipated filing date, of its intention to do so and to register any of Consultant's unregistered securities in any such Registration Statement proposed to be filed by the Company, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by the Consultant of such registerable securities so registered.

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4.0 Independent Contractor. Nothing herein shall be construed to create an employer- employee relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder.

5.0 Confidentiality. The Consultant undertakes to keep confidential any Information which is provided to it by Company and which is not publicly available and not to disclose such i information to third parties, otherwise than in accordance with the Company's prior written instructions. The Consultant agrees not to use any information which is provided to it by Company other than in connection with the Consultant's performance of services hereunder unless expressly authorized in writing by the Company. Disclosure will be permitted as required by law or any relevant regulatory authority and the Consultant shall to the extent required by law or any relevant authority, be entitled to disclose any information known to the Consultant, and/or to produce any documents, relating to the Company's business or affairs. Where possible, before making any required disclosure, the Consultant will use best efforts to notify Company to provide the opportunity for Company to contest such disclosure by lawful means.

6.0 Indemnity. The Company and the Consultant shall indemnify the other against all claims, actions, proceedings, investigations, demands, judgments and awards (together "Claims") which may be instituted, made, threatened or alleged against or otherwise involve either of the Company or the Consultant, against all losses, liabilities, damages, costs, charges and expenses (together "Losses") which may be suffered or incurred by the Company or the Consultant, in connection with or arising out of the Services rendered or duties performed by the Consultant under this Agreement except where the Claims and Losses have arisen as a result of gross negligence or willful misconduct of the Consultant or of the Consultant's professional advisors or agents

7.0 Term. This Agreement shall commence on the above date and shall terminate twelve months thereafter, unless earlier terminated by either party hereto. Either party may terminate this Agreement upon Thirty (30) days prior written notice. This Agreement shall renew for an additional Twelve (12) month term upon such terms and conditions as may be agreed upon by the parties in writing, by either party giving notice to the other of such intent to renew at least 30 days prior to such termination date.

8.0 Miscellaneous.

8.1 Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.

8.2 Binding Effect, Assignment. This Agreement shall be binding upon and shall inure to the benefit of Consultant and the Company and to the Company's successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Consultant of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company.

8.3 Governing Law, Severability.  This Agreement shall be governed by the laws of the State of Arizona.  The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

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WHEREFORE, the parties have executed this Agreement as of the date first written above.

ABCO Energy, Inc.

By: /s/ Charles O'Dowd

Charles O'Dowd, President, CEO, CFO

Ten Associates LLC

By: /s/ Thomas Nelson

Thomas Nelson, President

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Addendum to Consultant Agreement

List of services to be provided:

1.  Distribute company corporate profile on a daily basis.

2.  Use social media such as Facebook and other outlets.

3.  Road Shows.

4.  CEO Interview.

5.  Reach out to respective investor conference coordinators.

6.  Assist in locating financing if needed.

7. Make introductions to our Broker Network.

8.  Use chat rooms and message boards.

9.  Use third-party independent research analyst report.

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